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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)—March 1, 2004

Plains All American Pipeline, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-14569 (Commission File Number)	76-0582150 (I.R.S. Employer Identification No.)
333 Clay Street, Suite 1600 Houston, Texas 77002 (713) 646-4100 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Item 2. Acquisition or Disposition of Assets

        Plains All American Pipeline, L.P. has acquired the interests in certain entities owned by Shell Pipeline Company LP, which own interests in the Capline Pipe Line System, the Capwood Pipe Line System and the Patoka Pipe Line System. The purchase price of approximately $158.4 million includes transaction and closing costs. The acquisition closed on March 1, 2004, which is also the effective date. Certain financial statements, including carve out financial statements of the businesses acquired and pro forma financial statements, have not previously been publicly disclosed, and are attached to this Form 8-K as Exhibits 99.1 and 99.2.

Item 7. Financial Statements and Exhibits

(c)	Exhibits
23.1	Consent of PricewaterhouseCoopers LLP
99.1	Capline Pipe Line Business, Capwood Pipe Line Business and Patoka Pipe Line Business, Audited Combined Financial Statements as of and for the years ended December 31, 2003 and December 31, 2002.
99.2	Unaudited Pro Forma Combined Financial Statements of Plains All American Pipeline, L.P. as of and for the year ended December 31, 2003.
99.3
Purchase and Sale Agreement, dated December 16, 2003 by and between Shell Pipeline Company LP, a Delaware limited partnership, and All American Pipeline, L.P., (now known as Plains Pipeline, L.P.), a Texas limited partnership.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.
Date: March 17, 2004	By:	Plains AAP, L.P., its general partner
	By:	Plains All American GP LLC, its general partner
	By:	/s/ TINA L. VAL
	Name:	Tina L. Val
	Title:	Vice President—Accounting and Chief Accounting Officer

Index to Exhibits

23.1	Consent of PricewaterhouseCoopers LLP
99.1	Capline Pipe Line Business, Capwood Pipe Line Business and Patoka Pipe Line Business, Audited Combined Financial Statements as of and for the years ended December 31, 2003 and December 31, 2002.
99.2	Unaudited Pro Forma Combined Financial Statements of Plains All American Pipeline, L.P. as of and for the year ended December 31, 2003.
99.3
Purchase and Sale Agreement, dated December 16, 2003 by and between Shell Pipeline Company LP, a Delaware limited partnership, and All American Pipeline, L.P., (now known as Plains Pipeline, L.P.), a Texas limited partnership.

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  Item 2. Acquisition or Disposition of Assets
  Item 7. Financial Statements and Exhibits
SIGNATURES
Index to Exhibits